================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              MACKIE DESIGNS INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                    [LOGO]

                          __________________________

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 6, 1999
                          ___________________________

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MACKIE DESIGNS INC., a Washington corporation (the "Company"), will be held on Thursday, May 6, 1999, at 9:00 a.m., local time, at the Columbia Winery, 14030 N.E. 145th Street, Woodinville, Washington, for the following purposes:

     1. To elect two directors to serve a three-year term and until their successors are elected.

     2. To elect one director previously appointed by the Board of Directors to complete the remaining two years of his three-year term and until his successor is elected.

     3. To approve an amendment to the Company's Second Amended and Restated 1995 Stock Option Plan.

     4. To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only shareholders of record at the close of business on March 19, 1999 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

  All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                              By Order of the Board of Directors


                              Greg C. Mackie
                              President and Chief Executive Officer

Woodinville, Washington
April 2, 1999

                                   IMPORTANT
                                   ---------

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                              MACKIE DESIGNS INC.
                           16220 Wood-Red Road, N.E.
                        Woodinville, Washington  98072
                                (206) 487-4333
                             ____________________

                                PROXY STATEMENT
                             ____________________

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

  The enclosed proxy is solicited on behalf of the Board of Directors of Mackie Designs Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Thursday, May 6, 1999 at 9:00 a.m., local time, or at any postponement or adjournment thereof (the "Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the Columbia Winery, 14030 N.E. 145th Street, Woodinville, Washington (telephone number (425) 488-2776).

  These proxy solicitation materials will be mailed on or about April 2, 1999 to all shareholders entitled to vote at the Meeting.

Record Date

  Shareholders of record of the Company's Common Stock at the close of business on March 19, 1999 are entitled to notice of, and to vote at, the Meeting. On March 19, 1999, 12,324,558 shares of the Company's Common Stock were issued and outstanding.

Revocability of Proxies

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation, a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting

  Holders of shares of Common Stock are entitled to one vote per share on all matters. A majority of the shares issued and outstanding as of March 19, 1999, must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Approval of amendment to the Company's Second Amended and Restated 1995 Stock Option Plan (the "Option Plan") requires the affirmative vote of a majority of the shares present at the Meeting in person or by proxy and entitled to vote. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers were prohibited from exercising authority) are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes are not counted and have no effect in determining whether a plurality exists with respect to a given nominee but do have the effect of a "no" vote in determining whether other proposals, including amendments to the Option Plan, are approved.

Solicitation

  The Company bears the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

Deadline for Receipt of Shareholder Proposals for 2000 Annual Meeting

  Proposals of shareholders that are intended to be presented by such shareholders at the Company's 2000 Annual Meeting must be received by the Company no later than December 18, 1999 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.


                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  The Company's bylaws provide that the Company shall have not less than three nor more than 10 directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at six directors.

  The directors of the Company are divided into three classes. One class of directors is elected each year, and the members of such class will hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. Class 1 consists of Walter Goodman and David M. Tully, whose terms will expire at the 1999 Annual Meeting of Shareholders; Class 2 consists of Raymond B. Ferguson and C. Marcus Sorenson, whose terms will expire at the 2000 Annual Meeting of Shareholders; and Class 3 consists of Greg C. Mackie and Gregory Riker. Mr. Mackie's term will expire at the 2001 Annual Meeting of Shareholders, and Mr. Riker's term expires at the 1999 Annual Meeting of Shareholders, as explained below.

  At the Meeting, two Class 1 directors will be elected to serve three-year terms until the 2002 Annual Meeting and until their successors are elected and qualified. The nominees for Class 1 directors are Walter Goodman and David M. Tully, who are currently members of the Board of Directors of the Company.

  In addition, at the Meeting one Class 3 director will be elected to serve a two-year term until the 2001 Annual Meeting and until his successor is elected and qualified. The nominee for Class 3 director is Gregory Riker. Following the 1998 Annual Meeting of Shareholders, Mr. Riker was appointed by the Board of Directors in May 1998 to fill a vacancy that was created when the Board of Directors increased the number of directors from five to six. Under the Washington Business Corporations Act as codified under RCW 23B.08.050, the term of a director elected to fill a vacancy expires at the next shareholder's meeting at which directors are elected. Accordingly, Mr. Riker is up for election as a Class 3 director to serve until the 2001 Annual Meeting and until his successor is elected and qualified.

  Walter Goodman, David M. Tully and Gregory Riker are collectively referred to as "the Nominees." The Board of Directors recommends a vote FOR the Nominees. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominees unless you have withheld authority for them to do so on your proxy card. If the Nominees are unable or decline for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that a Nominee is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

The Company's directors, including the Nominees, executive officers and key employees are as follows:

               Name                         Age                       Position
--------------------------------------------------------------------------------------------------------------
Nominees:
  Walter Goodman(1)(3)                      75    Director (Class 1)
  David M. Tully(2)                         55    Secretary, Treasurer and Director (Class 1)
  Gregory Riker(3)                          45    Director (Class 3)

Continuing Directors:
  Raymond B. Ferguson(1)(2)(3)              53    Director (Class 2)
  Greg C. Mackie(1)(2)                      49    President, Chief Executive Officer and Director (Class 3)
  C. Marcus Sorenson                        51    Director (Class 2)

Other Executive Officers and Key Employees:
  Roy D. Wemyss                             48    Executive Vice President and Chief Operating Officer
  William A. Garrard                        44    Vice President and Chief Financial Officer
  David E. Firestone                        47    Vice President--Product Development
  Robert A. May                             45    Vice President--Manufacturing
  Peter Watts                               39    Vice President--Engineering
  Robert Tudor                              32    Director of Software Development
  Ron M. Koliha                             48    Director of Marketing and Communications
----------------------

(1)  Member of the Audit Committee
(2)  Member of the Compensation Committee
(3)  Member of the Option Committee

Nominees

  Walter Goodman has been a director of the Company since 1995. Since 1993, Mr. Goodman has acted as consultant to companies in the audio industry. From 1967 to 1993, he held various positions with Harman International ("Harman"), an audio company that owns several of the company's major competitors including Soundcraft LTD., Allen & Heath Brenell LTD. and DOD Electronics Corporation.
Mr. Goodman was Chairman and Chief Executive Officer of Harman from 1977 to 1980 and was President of its International Division from 1972 to 1977 and from 1980 to 1993. Mr. Goodman served on the Board of Governors of the Electronic Industries Association from 1963 to 1980, was President of the Institute of High Fidelity from 1970 to 1972 and was inducted into the Audio Hall of Fame in 1979.

  Gregory Riker has over 20 years of experience in the high-tech industry. During his nine years at Microsoft Corporation ("Microsoft") from 1989 to 1998, Mr. Riker worked as Director of Advanced Consumer Technology, creating the Microsoft Home, the Auto PC and wearable computers. Mr. Riker came to Microsoft from Electronic Arts, Inc., the world's largest publisher of entertainment software. As Vice President of Technology for Electronic Arts from 1983 to 1989, Mr. Riker was responsible for its proprietary game development system allowing software artists to bring products to market more quickly. Mr. Riker first began his high-tech career with Atari, Inc. in 1981. He currently works as a lecturer and consultant in the high-tech industry.


  David M. Tully has been Secretary, Treasurer and a director of the Company since its inception in 1988. From 1975 to 1994, Mr. Tully was the owner and President of Priebe Electronics, a major supplier of components to the Company and a division of Quadra Investment Ltd. He is currently President of SMB Corporation, a holding company.

Continuing Directors

  Raymond B. "Buck" Ferguson has been a director of the Company since March 1997. Since 1994, Mr. Ferguson has been a consultant regarding business and real estate matters. From 1983 to 1994, he held various positions at Microsoft, including Senior Director of Administration and Senior Director of Investor Relations. Mr. Ferguson received his J.D. degree from Duke University School of Law in 1970.

  Greg C. Mackie founded the Company in 1988 and since then has served as its President and Chief Executive Officer and as a director. From 1978 to 1985, he was President of Audio Control Corporation ("Audio Control"), a company he co-founded and that specialized in equalizers and analyzers for the home consumer electronics market. From 1970 to 1978, Mr. Mackie was President of Technical Audio Products Company (TAPCO), also a company he co-founded which is generally credited with pioneering the professional multi-channel live music mixer as a discrete product.

  C. Marcus Sorenson has been a director of the Company since 1990. Since 1975, he has been President and owner, together with his wife, Judith B. Sorenson, of C.M. Sorenson Company, Inc., dba Calwest Marketing South, a manufacturers' representative and distributor of consumer and professional electronics that acted as the Company's exclusive representative for southern California and southern Nevada through January 1997. Mr. Sorenson is also a partner in Blacker-Sorenson Audio Group that has acted since January 1997 as the Company's exclusive representative for southern California and southern Nevada.

Other Executive Officers and Key Employees

  Roy D. Wemyss was appointed Executive Vice President and Chief Operating Officer of the Company in April 1997; he served as the Company's interim Chief Operating Officer from November 1996 until his appointment. From 1993 to 1996, Mr. Wemyss was involved in several start-up operations, primarily engaged in product development. From 1990 to 1993, Mr. Wemyss served as Senior Vice President of James Hardie Building Boards Inc., a gypsum and fiber cement company. From 1987 to 1990, he served as James Hardie Gypsum Inc.'s Vice President--General Manager and, from 1985 to 1987, served as general manager of Norwest Gypsum. From 1983 to 1984, Mr. Wemyss was Financial Controller, then Production Manager, of Sauder Industries Limited (Trufit Division). From 1972 to 1983, he was on the professional staff of Price Waterhouse, a public accounting firm, at various international locations.

  William A. Garrard has served as Vice President and Chief Financial Officer of the Company since June 1997. During May and June 1997, he served as a consultant to the Company. Mr. Garrard holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia. From 1993 until he joined the Company, he operated an independent public accounting business. From 1978 to 1993, Mr. Garrard was on the professional staff of Price Waterhouse.

  David E. Firestone served as Vice President--Sales and Marketing of the Company from 1992 until January 1997 at which time he was appointed Vice President--Product Development. From 1987 to 1992, he held sales and product development positions with JBL Professional, a subsidiary of Harman, and was Sales Manager for Audio Control from 1982 to 1987.

  Robert A. May has served as Vice President--Manufacturing of the Company since July 1997. From 1995 until he joined the Company, Mr. May was Vice President-- Manufacturing at Physio-Control Corporation, the leading developer and manufacturer of cardiac defibrillators ("Physio-Control"). He held other positions with Physio-Control in Manufacturing and Quality Assurance from 1991 to 1994. Prior to joining Physio-Control, Mr. May was involved in the development and manufacture of ophthalmic devices, holding positions in the areas of Product Development, Research and Development, Business Development and Manufacturing.

  Peter Watts has been employed by the Company since 1995 and currently serves as Vice President--Engineering. From 1977 to 1995, he served as Head of Research and Development at Trident Audio Developments in England, one of the original manufacturers of mixers. At Trident, Mr. Watts designed the Trident Di-An console, the world's first fully automated, digitally controlled analog sound mixer.

  Ron M. Koliha has been employed by the Company since 1992; he currently serves as Director of Marketing and Communications. From 1989 to 1992, he served as a marketing and advertising consultant to the Company. From 1984 to 1989, he was Communications Director of Rogersound Lab Inc., a consumer electronics retail chain. From 1980 to 1984, Mr. Koliha was Director of Marketing at Audio Control. Mr. Koliha has also been Assistant Creative Director and Senior Copywriter at several New York and Seattle advertising agencies and is the recipient of numerous advertising awards.

  Robert J. Tudor has been employed by the Company since 1997 and currently serves as Director of Software Development. In 1989, he co-founded ResNova Software, Inc. ("ResNova"), a developer of telecommunication software and internet technologies, including Novalink Professional, that became the platform for HTML and HTTP information servers. ResNova was one of the 12 companies that participated in the Internet Action Task Force (IATF) to develop the HTML and World Wide Web standard. ResNova's technology was acquired by Microsoft in 1996 and was used in Microsoft's development of Outlook Express for Macintosh. Prior to ResNova, Mr. Tudor was a mix engineer/record producer and co-founder of Metropolis Recording Studios in Boston and worked with various recording artists including Bobby Brown, Amy Mann, Peter Wolf, New Kids on the Block, Billy Idol, Bel Biv Devoe, New Edition, TAM TAM, and QTe. Mr. Tudor is also the creator of OnRecord Services, an online system for musicians, and the co-creator of Novalink, the first graphical BBS software.

Board Meetings, Nominations by Shareholders and Committees

  The Board of Directors of the Company held a total of seven meetings during the year ended December 31, 1998.

  The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the meeting was mailed or such public disclosure was made. Public disclosure of the date of the Meeting was made in a press release on February 26, 1999. A shareholder's notice of nomination must also set forth certain information specified in
Section 2.3.2 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

  The Company's Board of Directors currently has an Audit Committee, a Compensation Committee and an Option Committee. The Audit Committee (1) recommends engagement of the Company's independent certified public accountants,
(2) reviews the scope of the audit, (3) considers comments made by the independent certified public accountants with respect to accounting procedures and internal controls and the consideration given thereto by management, and (4) reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee, which currently consists of Messrs. Ferguson, Goodman and Mackie, held one meeting in 1998. The Compensation Committee reviews executive compensation and establishes executive compensation levels; the Compensation Committee, which currently consists of Messrs. Ferguson, Mackie and Tully, met four times in 1998. The Option Committee administers the Company's Second Amended and Restated 1995 Stock Option Plan and currently consists of Messrs. Ferguson, Goodman and Riker; during 1998, the Option Committee held three meetings.

  During 1998, no director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

Director Compensation

  For serving as directors of the Company, each director who is not an employee of the Company ("Outside Director") is paid (1) an annual fee of $7,500, payable in quarterly payments of $1,875; (2) a $1,000 fee for each Board meeting attended in person ($500 if attended by telephone); and (3) a $500 fee for each Board committee meeting attended in person ($250 if attended by telephone). The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees. Each newly appointed Outside Director is entitled to receive 10,000 non-qualified stock options pursuant to the terms of the Company's Amended and Restated 1995 Stock Option Plan (the "Option Plan"). In addition, each director is entitled to receive an annual grant of 5,000 non-qualified stock options pursuant to the terms of the Option Plan in recognition of his or her service on the Board during the preceding year, which awards are made each December; no director, however, who was otherwise awarded options for service on the Board during the same fiscal year would be eligible to receive such an award.


                                 EXECUTIVE COMPENSATION

  The following table sets forth certain information concerning the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executives") during the year ended December 31, 1998.

                                           SUMMARY COMPENSATION TABLE

                                                                                                  Long-Term
                                                       Annual Compensation                       Compensation
                                    ----------------------------------------------------------------------------
                                                                                                    Awards
                                                                                          ----------------------
                                                                                   Other             Shares
                                                                                  Annual           Underlying
Name and Principal Position                Year     Salary         Bonus       Compensation          Options
----------------------------------------------------------------------------------------------------------------
Greg C. Mackie                             1996     $175,000      $200,732              --                    --
    President and Chief Executive          1997      175,000        74,828              --               225,000
    Officer                                1998      250,000        24,671              --                 5,000


Roy D. Wemyss                              1996           --            --       25,752(1)                    --
    Executive Vice President               1997      118,686        28,641      122,343(1)               200,000
    and Chief Operating Officer            1998      200,000        24,107          500(3)                50,000


Patric L. Wiesmann(2)                      1996           --            --              --                    --
     Vice President--Marketing             1997      143,750        41,906              --               150,000
     and Business Development              1998      153,750        20,556              --                15,000


Peter Watts                                1996      102,000        28,903              --                    --
    Vice President--Engineering            1997      124,000        39,619              --                75,000
                                           1998      150,000         8,109              --                15,000

William A. Garrard                         1996           --            --              --                    --
    Vice President and Chief               1997       54,166        11,127              --               100,000
    Financial Officer                      1998      125,000        17,622              --                20,000
--------------------------------

(1) Mr. Wemyss served as the Company's interim Chief Operating Officer from November 1996 through April 1997 and during that period was paid as a consultant. These amounts consist of consulting fees paid to a corporation owned by Mr. Wemyss.
(2)  Mr. Wiesmann joined the Company in January 1997 and resigned in March 1999.
(3) Consists of matching contributions made by the Company under its 401(k) profit-sharing plan. Salary deferrals into the 401(k) plan are included in the Salary column.

  The following table provides information with respect to the Named Executives concerning the grants of options during the year ended December 31, 1998.





                                                                                                             Potential
                                                                                                            Realizable
                                                                                                             Value at
                                          OPTION GRANTS IN LAST FISCAL YEAR                               Assumed Annual
                                                                                                          Rates of Stock
                                                  Individual Grants                                            Price
                        ---------------------------------------------------------------------------        Appreciation
                                              Percent of Total                                                  for
                        Number of Shares      Options Granted to           Exercise                       Option Term(1)
                            Underlying        Granted to Employees in      Price Per      Expiration    ----------------------
   Name                  Options Granted        Fiscal Year                 Share           Date          5%              10%
-------------------------------------------------------------------------------------------------------------------------------
Greg C. Mackie              5,000                     *%                    $6.78         12/14/08    $ 55,200         $ 87,950
Roy D. Wemyss              50,000                   8.6%                    $6.69         11/09/08     545,000          867,500
Patric L. Weismann         15,000                   2.6%                    $6.69         11/09/08     163,500          260,250
Peter Watts                15,000                   2.6%                    $6.69         11/09/08     163,500          260,250
William A. Garrard         20,000                   3.5%                    $6.69         11/09/08     218,000          347,000

--------------
*Less than 1%.

(1) The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future years.



  The following table provides information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of December 31, 1998.

                                                  AGGREGATED OPTION EXERCISES IN LAST
                                             FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                                     Number of Shares
                                                                  Underlying Unexercised          Value of Unexercised In-the-Money
                                                                    Options at FY-End                      Options at FY-End(1)
                                                       --------------------------------------  ------------------------------------
                              Shares
                            Acquired on       Value
          Name               Exercise        Realized        Exercisable       Unexercisable         Exercisable    Unexercisable
---------------------------------------------------------------------------------------------  ------------------------------------
Greg C. Mackie                  --            --               63,750            196,250                   --                 --
Roy D. Wemyss                   --            --               50,000            200,000              $12,500            $15,500
Patric L. Weismann              --            --               37,500            127,500                9,375             21,525
Peter Watts                     --            --               37,500             52,500                   --                 --
William A. Garrard              --            --               25,000             95,000                   --                 --

--------------
(1) Amounts reflected are based upon the market value of the Common Stock as of December 31, 1998 ($6.25) minus the applicable exercise price, multiplied by the number of shares underlying the options.



           COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

Executive Compensation Philosophy

  The Compensation Committee of the Board of Directors, composed of Raymond B. Ferguson, Greg C. Mackie and David M. Tully, is responsible for setting and administering the policies and programs that govern

---------------
* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

compensation for the executive officers of the Company. The Board of Directors' Stock Option Committee ("Option Committee"), composed of Raymond B. Ferguson, Walter Goodman and Gregory Riker, administers the Company's Second Amended and Restated 1995 Stock Option Plan (the "Option Plan"). The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers.

  The key components of the Company's compensation program are base salary and cash bonuses, as well as potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board's approval, base salary and cash bonuses for executive officers. The Option Committee makes all decisions with respect to stock option grants.

Management Incentive Plan

  The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be a function of the Company's performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, the Compensation Committee has established and administers the Company's Management Incentive Plan (the "Management Incentive Plan"), a bonus program based on the Company's achievement of certain earnings criteria that are available to executive officers and key employees the Committee designates from time to time. Each participant is entitled to receive a percentage of a bonus pool, with the amount and timing of the pool and each individual's percentage participation established by the Compensation Committee. The Management Incentive Plan shall continue until terminated by the Board of Directors.

  For 1998, the Compensation Committee set the quarterly bonus pool at 6.0% of the Company's pre-bonus operating income and subject to certain minimum performance levels. In 1998, bonuses aggregating $135,656 were paid to six executive officers and three key employees of the Company.

  For 1999, the Compensation Committee has adopted a plan that provides for quarterly and annual bonuses payable once predetermined minimum earnings levels are achieved by the Company.

Equity Participation

  The Company uses stock options granted under its Option Plan both to reward past performance and to motivate future performance, especially long-term performance. The Compensation Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options under the Option Plan have a term of 10 years and generally vest 25% per year, beginning on the first anniversary date of the grant. Under the Option Plan, as it is proposed to be amended at the 1999 Annual Meeting of Shareholders, a maximum of 4,500,000 shares of the Company's Common Stock may be issued.

  The stock options provide value to the recipients only when the market price of the Company's Common Stock increases above the option grant price and only as the shares vest and become exercisable. While option grants are made by the Option Committee, the Compensation Committee considers these grants in making its cash compensation decisions.

Compensation of Chief Executive Officer

  The Chief Executive Officer's compensation is set using the Compensation Committee's general philosophy as described above and consequently is subject in large part to the Company's performance. In 1998, Mr. Mackie received a base salary of $250,000 and bonuses totaling $24,671 pursuant to the bonus program described above. In 1998, he was also granted options to purchase 5,000 shares of Common Stock under the Option Plan.

Deductibility of Executive Compensation

  The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 1998 was below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company's compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

                              COMPENSATION COMMITTEE


                              Raymond B. Ferguson
                              Greg C. Mackie
                              David M. Tully

Compensation Committee Interlocks and Insider Participation

  Since its formation in 1995, the Compensation Committee has consisted of Greg
C. Mackie, David M. Tully and a third outside director. Mr. Mackie is President and Chief Executive Officer of the Company, and Mr. Tully is its Secretary/Treasurer. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.


                             PRINCIPAL SHAREHOLDERS

  The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of December 31, 1998, by (1) each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock; (2) each of the Company's Named Executives;
(3) each director; and (4) all current executive officers and directors as a group.

          Directors, Named Executives                                                              Percent of Outstanding Shares
              and 5% Shareholders                       Shares Beneficially Owned(1)                     Beneficially Owned
-----------------------------------------------    -------------------------------------------     ------------------------------
Greg C. Mackie(2)(3)                                               5,054,500(4)                             40.9%
C. Marcus Sorenson and Judith B. Sorenson(2)(5)                    2,551,250(6)                             20.6%
David M. Tully(2)(7)                                               2,387,550(8)                             19.3%
Roy D. Wemyss(2)                                                      68,800(9)                              *
Patric L. Weismann(2)                                                 37,500(10)                             *
David E. Firestone(2)                                                140,500(10)                            1.1%
Walter Goodman(2)                                                     63,750(11)                             *
Raymond B. Ferguson(2)(12)                                            18,500(13)                             *
Gregory Riker(2)                                                          --                                 --
William A. Garrard(2)                                                 25,000(10)                             *
Peter Watts(2)                                                        38,655(14)                             *
All directors and executive officers as a
 group (eleven persons)(9)                                        10,386,005                             84.1%

-------------------------
*  Less than 1%.

(1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days of December 31, 1998, the date of this table, upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by another person) and that are exercisable within 60 days of December 31, 1998 have been exercised. Unless otherwise noted, the Company believes that all persons' name in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) The address of the shareholder is care of Mackie Designs Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

(3) Includes 232,200 shares held by four trusts for the benefit of Mr. Mackie's immediate family. Mr. Mackie serves as trustee for each of these trusts.

(4) Consists of 63,750 shares subject to options exercisable within 60 days of December 31, 1998.

(5) C. Marcus Sorenson and Judith B. Sorenson are husband and wife. Includes 480,300 shares held by six trusts for the benefit of the Sorensons' children and grandchildren. The Sorensons serve as co-trustees of each of these trusts. Mrs. Sorenson has granted Mr. Sorenson a proxy to vote the 2,069,700 shares they jointly own, which proxy expires in July 2000 or upon earlier revocation by Mrs. Sorenson.

(6) Consists of 1,250 shares subject to options exercisable within 60 days of December 31, 1998.

(7) Includes 398,400 shares held by two trusts for the benefit of Mr. Tully's children. Mr. Tully serves as trustee of both of these trusts.

(8) Includes 1,250 shares subject to options exercisable within 60 days of December 31, 1998.

(9) Includes 50,000 shares subject to options exercisable within 60 days of December 31, 1998.

(10) Consists of shares subject to options exercisable within 60 days of December 31, 1998.

(11) Includes 8,750 shares subject to options exercisable within 60 days of December 31, 1998.

(12) Consists of shares held jointly with Mr. Ferguson's wife.

(13) Includes 2,500 shares subject to options exercisable within 60 days of December 31, 1998.

(14) Includes 37,500 shares subject to options exercisable within 60 days of December 31, 1998.

                              CERTAIN TRANSACTIONS

  Blacker-Sorenson Audio Group ("Blacker-Sorenson"), a company in which C. Marcus Sorenson is a partner, acted as the Company's exclusive manufacturers' representative for southern California and southern Nevada in 1998. Blacker-Sorenson received payments from the Company pursuant to this arrangement of $295,273 in 1998.

  In December 1994, the Company entered into a lease with Mackie Holdings, L.L.C. ("Mackie Holdings"), a limited liability company beneficially owned by Greg C. Mackie, C. Marcus Sorenson, Judith B. Sorenson and David M. Tully, that expires December 31, 2004 for office and manufacturing facilities. The monthly rent under this lease is $56,613, adjusted annually for changes in the consumer price index. Monthly rent expenses in 1998 were $60,982. Taxes, insurance, utilities and maintenance are the responsibility of the Company. During 1998, Mackie Holdings was paid a total of $826,664 pursuant to this lease. The Company believes that the lease is on terms at least as favorable to the Company as might have been obtained from unaffiliated parties.


                               PERFORMANCE GRAPH

  The following graph compares the cumulative total shareholder return for the Company's stock at December 31, 1998 since August 18, 1995 (the date on which the Company's stock was first traded on the Nasdaq National Market System after its initial public offering) to the cumulative return over such period of (1) the Total Return Index of the Nasdaq Stock Market--US and (2) the Total Return Index of the Nasdaq Stock Market--Electronic Components. The graph assumes that on August 18, 1995 $100 was invested in the Common Stock of the Company and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                       [PERFORMANCE GRAPH APPEARS HERE]


                                   8/18/95       12/31/95       12/31/96        12/31/97        12/31/98
                           -----------------------------------------------------------------------------
Mackie Designs Inc.........       $ 100.00      $   78.95      $   45.61       $   43.86       $   43.86
Nasdaq US..................         100.00         102.43         126.00          154.60          217.22
Nasdaq Electronic
 Components................         100.00          82.21         142.12          149.00          230.36

  COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  Under the securities laws of the United States, the Company's directors, its officers and any persons holding more than 10% of the Company's Common Stock must report their initial ownership to the Securities and Exchange Commission ("SEC"). Specific filing deadlines of these reports have been established, and the Company must disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 1998. The Company believes that all of these filing requirements have been satisfied. In making this statement the Company has relied solely on written representations of its directors and officers and any 10% holders and copies of the reports that they filed with the SEC.


                                PROPOSAL NO. 2

                 APPROVAL OF AMENDMENT TO THE COMPANY'S SECOND
                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN

Background

  The Second Amended and Restated 1995 Stock Option Plan (the "Option Plan") was originally adopted by the Board of Directors and approved by the shareholders of the Company in April 1995, amended and restated by the Board of Directors in September 1996, which amendment and restatement was approved by the shareholders in April 1997 and again amended and restated by the Board of Directors in April 1998, which amendment and restatement was approved by the shareholders in May 1998. In February 1999, the Board of Directors amended the Option Plan to increase the number of shares issuable thereunder to 4,500,000, which amendment is subject to shareholder approval at the Meeting. The Option Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a qualified pension, profit sharing or bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  The Option Plan currently provides for the grant of options to purchase up to 3,500,000 shares of the Company's Common Stock to eligible participants. On December 31, 1998, options to purchase 3,417,900 shares were outstanding under the Option Plan, 2,010,950 of which were immediately exercisable, and options to purchase 850 shares remained available for grant. The exercise prices of the outstanding options ranged from $5.55 to $13.88 per share. As of December 31, 1998, approximately 156 employees had been granted options under the Option Plan. On December 31, 1998, the closing market price of the Company's Common Stock was $6.25.

Amendment

  Subject to shareholder approval, the Board of Directors has amended the Option Plan to increase the number of shares of Common Stock of the Company issuable under the Option Plan from 3,500,000 to 4,500,000 shares.

  The Board of Directors believes that the Amendment promotes the interests of the Company and its shareholders by assisting the Company in attracting, retaining and motivating key employees of the Company and its subsidiaries and motivating certain non-employees of the Company and its subsidiaries. The Board of Directors recommends a vote FOR the Amendment.

Who May Participate in the Plan

     Directors (including directors who are not employees), officers and other key employees of the Company and selected non-employee agents, consultants, advisors, persons involved in the sale or distribution of the Company's products and independent contractors of the Company are currently eligible to receive options under the Option Plan. In determining to whom it should grant options, the Company has developed the following performance formula:

     Salaried employees should receive option grants from time to time in recognition of exceptional service to the Company in such amounts as the Committee, in its sole discretion, shall authorize. Average performance by an employee is expected and is not, standing alone, sufficient basis for a grant of options. Options should be granted only when service is consistently from above average to exceptional during the period of measurement. Options should be granted by the Committee only after consultation with management and in furtherance of the objectives and goals set forth in the Company's currently adopted Business Plan. In granting options, the Committee need not treat all employees alike, whether similarly situated or not, but instead should consider in each instance such factors as: the profitability of the efforts of the employee or the unit of the Company in which he or she is employed, effort expended, results achieved, savings realized, loyalty to Company, adherence to Company policies and goals and matters of like import.

  Options may be granted by the Committee to key management employees and employees with skills deemed critical to the Company's success. Such options should be granted effective the first day of employment of qualifying employees, and should be granted only after consultation between management and the Committee. The Committee may designate a certain number of options to be available for certain employment positions that are open and give management leave to suggest to the Committee the identity of the person who will be hired to fill such position, provided that no grant of an option is final until granted by the Committee under the terms of the Plan, and the Committee may refuse management's request in any such regard.

  An option granted under the Option Plan may be either an "incentive stock option," as defined in Section 422 of the Code ("ISO"), or a non-statutory stock option ("NSO"). ISOs may be granted only to employees of the Company and are subject to the following limitations, in addition to restrictions applicable to all stock options under the Option Plan:

     (1) An ISO may not be granted to an employee who at the time of grant owns in excess of 10% of the outstanding Common Stock of the Company, unless the exercise price under the option is at least 110% of the fair market value of the stock subject to the option as of the date of grant of the option and the option term is no more than five years.

     (2) The aggregate fair market value (determined as of the time the option is granted) of stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company) will not exceed $100,000.

Options that do not meet the above qualifications will be treated as NSOs. The option price of ISOs will not be less than 100% of the fair market value of such shares on the date the option is granted.

Exercise of Options

  No option shall be exercisable until it has vested. The Plan Administrator has the power to set the vesting schedule for each option. Unless the option agreement executed by the optionee expressly otherwise provides, the option shall vest on a cumulative basis as to one-quarter of the total number of shares covered thereby on each of the first, second, third and fourth anniversary dates of the date of the grant of the option. No option shall be exercisable after the expiration of 10 years from the date it is granted, except in the case of an ISO granted to a 10% shareholder (in which event the option must be exercised within five years). An ISO is not exercisable prior to the expiration of 12 months from the date it is granted.

  To the extent the right to purchase shares has accrued under the option, the option may be exercised from time to time by written notice to the Company, stating the number of shares being purchased and accompanied by the payment in full of the option price of such number of shares, such payment to be made in cash or, upon approval of the Plan Administrator, by (1) delivering shares previously held by the option holders; (2) executing a promissory note in a form approved by the Plan Administrator; (3) directing the Company to withhold shares otherwise issuable upon exercise of the option; or (4) delivering an irrevocable election to a broker directing the broker to use the proceeds of the sale of the shares to pay the purchase price.

  If any option expires or terminates before being exercised in full or in part, the shares not acquired upon exercise of that option may be made subject to additional options granted under the Option Plan.

Duration of Options

  Vested options shall terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (1) the expiration of the option, as designated by the Plan Administrator; (2) the date of an optionee's termination of employment with the Company or any related corporation for cause (as determined in the sole discretion of the Plan Administrator); (3) the expiration of 90 days from the date of an optionee's termination of employment with the Company or any related corporation for any reason whatsoever other than cause, death or disability unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the option; or
(4) the expiration of one year from the date of death of the optionee or cessation of an optionee's employment by reason of disability unless the exercise period is extended by the Plan Administrator until a date not later than the expiration date of the option.

Assignment

  During the lifetime of the optionee, the option will be exercisable only by the optionee and will not be assignable or transferable, except that the Plan Administrator may, in its discretion, authorize the transfer of NSOs by gift to members of the optionee's family or trusts or partnerships for the exclusive benefit of the family members, or to charitable organizations.

Duration of the Plan and Amendment

  Options may be granted under the Option Plan from time to time until April 3, 2005. The Board may at any time terminate or amend the Option Plan, provided that any modification that materially increases the benefits accruing to participants or the number of shares that may be issued under the Option Plan, or materially modifies the requirements as to eligibility for participation in the Option Plan, will become effective only upon approval of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the state of Washington.

Change in Control

  The Option Plan provides that upon a merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation of the Company as a result of which shareholders of the Company receive cash, stock or other property, any option granted under the Option Plan shall terminate, but the optionee shall have the right immediately prior to such event to exercise such option, in whole or part, to the extent the vesting requirements set forth in his or her option agreement have been satisfied, unless stated otherwise in his or her option agreement. Upon such event, if the shareholders of the Company receive capital stock of another corporation, all options granted under the Option Plan shall be converted into options to purchase shares of such other corporation unless the Company and the corporation issuing exchange shares determine in their sole discretion that any or all such options shall not be converted but instead shall terminate and the optionee shall have the right to exercise such option immediately prior to consummation of the exchange. In the event of a "change in control" of the Company, any options or portions of options outstanding as the date of such event that are not yet fully vested shall become immediately exercisable in full. "Change in control" is defined in the Option Plan as (1) an extraordinary event, such as certain mergers or consolidations, a transfer of substantially all of the Company's assets or adoption of a plan or proposal for liquidation or dissolution of the Company;
(2) an acquisition by any person of shares of common stock or securities convertible into common stock if after the acquisition the person beneficially owned at least 20% of the combined voting power of the Company's then outstanding securities; or (3) a change in the Board of Directors in which the current members of the Board (the "Continuing Directors") cease to constitute at least a majority of the Board, provided that any person becoming a director whose nomination for election was approved by a majority of the Continuing Directors (other than a nomination of an individual who assumed office in connection with an actual threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act of 1934) shall be deemed to be a Continuing Director.

Administration of the Option Plan

  The Option Plan is administered by the Plan Administrator which is a committee of the Board of Directors consisting of three non-employee directors appointed by the Board; non-employee directors are defined as members of the Board of Directors who are not officers of the Company or its affiliates, do not receive compensation for services other than as a director in an amount in excess of $60,000 annually, and do not have an interest in certain transactions or are not otherwise engaged in certain business relationships with the Company or its affiliates.

Certain Federal Income Tax Consequences

  The following summary discusses certain of the federal income tax consequences associated with (1) the grant of a stock option under the Option Plan, (2) the exercise of such option and (3) the disposition of shares received upon the exercise of an option. This description of tax consequences is based upon present federal tax laws and regulations, but does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the Option Plan.

Non-Statutory Stock Options

  The grant of an NSO (including any option exceeding the limitations on ISOs described above) to an optionee will not be a taxable event so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the Option Plan should not have a readily ascertainable fair market value because they are not actively traded on an established securities market, are not transferable, are not immediately exercisable in full upon grant and have more than a nominal exercise price. Accordingly, the optionee will not be subject to any income tax consequences with respect to such option unless and until the option is exercised.

  Upon the exercise of an NSO, the optionee generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. However, if the Common Stock received by the optionee is not vested (that is, the optionee's right to enjoy the full benefits of ownership of the Common Stock is conditioned on rendering further services or is subject to other restrictions that constitute a substantial risk of forfeiture), then the optionee would not be required to include such "spread" in income upon exercise, unless the optionee elected to do so under the special, but somewhat complicated, rules of Section 83(b) of the Code.

  The amount and character of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally would depend on, among other things, whether such disposition occurred before or after such Common Stock vested, whether an election under Code Section 83(b) with respect to such shares had been made and the length of time such shares were held by the employee.

Incentive Stock Options

  There are no federal income tax consequences associated with the grant of an ISO to an employee. However, in contrast to the exercise of an NSO, the exercise of an ISO will not cause an employee to recognize taxable income for regular income tax purposes (although the employee could be subject to an alternative minimum tax liability as described below). If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized by the optionee on the subsequent sale or exchange of such shares generally would be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of such periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee that would otherwise be characterized as capital gain would instead be taxable as ordinary compensation income. The amount of such gain that would be characterized as ordinary income would not exceed an amount equal to the excess of (1) the fair market value of such shares as of the date the option was exercised over (2) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

  Upon exercise of an ISO by an employee, the alternative minimum taxable income of such employee must be determined as if such ISO were an NSO. Accordingly, such employee will be required to include as alternative minimum taxable income the excess (if any) of the value of the shares received upon exercise as of the date such shares are vested over the amount paid for such shares. Such employee would then be required to pay the greater of such employee's regular or alternative minimum tax liability computed with respect to such year.

Compensation Deduction

  To the extent compensation income is recognized by an optionee in connection with the exercise of an NSO or a "disqualifying disposition" of stock obtained upon exercise of an ISO, the Company generally would be entitled to a matching compensation deduction (assuming the withholding requirements are satisfied).


                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.


                            ADDITIONAL INFORMATION

  A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 1998 is available without charge upon written request to: Corporate Secretary, Mackie Designs Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

                              By Order of the Board of Directors



                              Greg C. Mackie
                              President and Chief Executive Officer
Woodinville, Washington
April 2, 1999

                                                                           PROXY

                              MACKIE DESIGNS INC.

                           16220 Wood-Red Road, N.E.
                        Woodinville, Washington  98072

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders, May 6, 1999

     The undersigned hereby appoints Greg C. Mackie and David M. Tully, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 6, 1999, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1. Election of the following nominees for Directors: Walter Goodman, David M. Tully, and Gregory Riker.

               (The Board of Directors recommends a vote "FOR")

[ ] FOR the nominees listed above       [ ] WITHHOLD AUTHORITY to vote for the
                                            nominees listed above

2. To approve amendment to the Company's Second Amended and Restated 1995 Stock Option Plan.

               (The Board of Directors recommends a vote "FOR")

    FOR [ ]                    AGAINST [ ]                     ABSTAIN [ ]

                          (Continued and to be dated and signed on reverse side)

________________________________________________________________________________

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.

     If no direction is made, this proxy will be voted for Proposals 1 and 2.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Signature if held jointly

                                             Dated:_______________________, 1999
                                             PLEASE MARK, SIGN, DATE AND RETURN
                                             THE PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE